Exhibit 99.01

Contacts:	Investors	Media
	Kim Watkins	Kali Fry
	Intuit Inc.	Intuit Inc.
	650-944-3324	650-944-3036
	kim_watkins@intuit.com	kali_fry@intuit.com

Intuit Reports Strong First Quarter Results and Reiterates Full Year Guidance

Small Business and Self-Employed Group Revenue Grew 18 Percent

MOUNTAIN VIEW, Calif. - November 28, 2023 - Intuit Inc. (Nasdaq: INTU), the global financial technology platform that makes Intuit TurboTax, Credit Karma, QuickBooks, and Mailchimp, announced financial results for the first quarter of fiscal 2024, which ended October 31.
“We had a very strong first quarter, starting our fiscal year with momentum,” said Sasan Goodarzi, Intuit’s chief executive officer. “With data and AI core to our strategy, we're accelerating innovation across our global financial technology platform to power the prosperity of consumers and small businesses.”
Financial Highlights
For the first quarter, Intuit:
•Grew total revenue to $3.0 billion, up 15 percent.
•Increased Small Business and Self-Employed Group revenue to $2.3 billion, up 18 percent; grew Online Ecosystem revenue to $1.6 billion, up 20 percent.
•Reported Credit Karma revenue of $405 million, down 5 percent.
•Grew Consumer Group revenue to $187 million, up 25 percent.
•Increased ProTax Group revenue to $42 million, up 24 percent.
Unless otherwise noted, all growth rates refer to the current period versus the comparable prior-year period, and the business metrics and associated growth rates refer to worldwide business metrics.
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Snapshot of First-quarter Results

	GAAP			Non-GAAP
	Q1 FY24	Q1 FY23	Change	Q1 FY24	Q1 FY23	Change
Revenue	$2,978	$2,597	15%	$2,978	$2,597	15%
Operating Income	$307	$76	304%	$960	$662	45%
Earnings Per Share	$0.85	$0.14	507%	$2.47	$1.66	49%

Dollars are in millions, except earnings per share. See “About Non-GAAP Financial Measures” below for more information regarding financial measures not prepared in accordance with Generally Accepted Accounting Principles (GAAP).

Business Segment Results
Small Business and Self-Employed Group
•QuickBooks Online Accounting revenue grew 19 percent in the quarter, driven primarily by customer growth, higher effective prices, and mix-shift.
•Online Services revenue grew 20 percent, driven primarily by growth in payroll, Mailchimp, and payments.
•Total international online ecosystem revenue grew 16 percent on a constant currency basis.

Credit Karma
•The decline in Credit Karma revenue in the quarter was driven by headwinds in personal loans, auto insurance, home loans, and auto loans, partially offset by growth in credit cards and Credit Karma Money.

Consumer Group
•The increase in Consumer Group revenue reflects a strong finish to the tax extension season. The company saw stronger than expected tax return volume from states both with and without extended tax deadlines.

Capital Allocation Summary
In the first quarter the company:
•Reported a total cash and investments balance of approximately $2.3 billion and $5.9 billion in debt as of October 31, 2023. This includes proceeds from $4 billion senior
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notes issued on September 15 at a weighted average coupon rate of 5.29 percent. Intuit repaid the $4.2 billion outstanding on its unsecured term loan on September 15.
•Repurchased $603 million of shares, with $3.2 billion remaining on the company's share repurchase authorization.
•Received Board approval for a quarterly dividend of $0.90 per share, payable January 18, 2024. This represents a 15 percent increase compared to the same period last year.
Forward-looking Guidance
Intuit reiterated guidance for the full fiscal year 2024. The company expects:
•Revenue of $15.890 billion to $16.105 billion, growth of approximately 11 to 12 percent.
•GAAP operating income of $3.615 billion to $3.720 billion, growth of approximately 15 to 18 percent.
•Non-GAAP operating income of $6.155 billion to $6.260 billion, growth of approximately 12 to 14 percent.
•GAAP diluted earnings per share of $9.37 to $9.67, growth of approximately 11 to 15 percent.
•Non-GAAP diluted earnings per share of $16.17 to $16.47, growth of approximately 12 to 14 percent.
The company also reiterated full fiscal year 2024 segment revenue guidance:
•Small Business and Self-Employed Group: growth of 16 to 17 percent.
•Consumer Group: growth of 7 to 8 percent.
•ProTax Group: growth of 3 to 4 percent.
•Credit Karma: decline of 3 percent to growth of 3 percent.
Intuit announced guidance for the second quarter of fiscal year 2024, which ends January 31. The company expects:
•Revenue to grow approximately 11 to 12 percent.
•GAAP diluted earnings per share of $0.62 to $0.68.
•Non-GAAP diluted earnings per share of $2.25 to $2.31.
Conference Call Details
Intuit executives will discuss the financial results on a conference call at 1:30 p.m. Pacific time on November 28. The conference call can be heard live at http://investors.intuit.com/Events/
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default.aspx. Prepared remarks for the call will be available on Intuit’s website after the call ends.

Replay Information
A replay of the conference call will be available for one week by calling 800-938-2298, or 402-220-1124 from international locations. There is no passcode required. The audio call will remain available on Intuit’s website for one week after the conference call.
About Intuit
Intuit is the global financial technology platform that powers prosperity for the people and communities we serve. With 100 million customers worldwide using TurboTax, Credit Karma, QuickBooks, and Mailchimp, we believe that everyone should have the opportunity to prosper. We never stop working to find new, innovative ways to make that possible. Please visit us at Intuit.com and find us on social for the latest information about Intuit and our products and services.
About Non-GAAP Financial Measures
This press release and the accompanying tables include non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles, please see the section of the accompanying tables titled "About Non-GAAP Financial Measures" as well as the related Table B1, Table B2, and Table E. A copy of the press release issued by Intuit today can be found on the investor relations page of Intuit's website.
Cautions About Forward-looking Statements
This press release contains forward-looking statements, including expectations regarding: forecasts and timing of growth and future financial results of Intuit and its reporting segments; the impact of macroeconomic conditions on our business, segments and products; Intuit’s prospects for the business in fiscal 2024; timing and growth of revenue from current or future products and services; customer growth and average revenue per return; Intuit's corporate tax rate; the amount and timing of any future dividends or share repurchases; and the impact of acquisitions and other strategic decisions on our business; as well as all of the statements under the heading “Forward-looking Guidance.”

Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results to differ materially from the expectations expressed in the forward-looking
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statements. These risks and uncertainties may be amplified by the effects of global developments and conditions or events, including macroeconomic uncertainty and geopolitical conditions, which have caused significant global economic instability and uncertainty. Given these risks and uncertainties, persons regarding this communication are cautioned not to place any undue reliance on such forward-looking statements. These factors include, without limitation, the following: our ability to compete successfully; potential governmental encroachment in our tax businesses; our ability to develop, deploy, and use artificial intelligence in our platform and products; our ability to adapt to technological change and to successfully extend our platform; our ability to predict consumer behavior; our reliance on intellectual property; our ability to protect our intellectual property rights; any harm to our reputation; risks associated with our ESG and DEI practices; risks associated with acquisition and divestiture activity; the issuance of equity or incurrence of debt to fund acquisitions or for general business purposes; cybersecurity incidents (including those affecting the third parties we rely on); customer concerns about privacy and cybersecurity incidents; fraudulent activities by third parties using our offerings; our failure to process transactions effectively; interruption or failure of our information technology; our ability to maintain critical third-party business relationships; our ability to attract and retain talent and the success of our hybrid work model; any deficiency in the quality or accuracy of our offerings (including the advice given by experts on our platform); any delays in product launches; difficulties in processing or filing customer tax submissions; risks associated with international operations; risks associated with climate change; changes to public policy, laws or regulations affecting our businesses; legal proceedings in which we are involved; fluctuations in the results of our tax business due to seasonality and other factors beyond our control; changes in tax rates and tax reform legislation; global economic conditions (including, without limitation, inflation); exposure to credit, counterparty and other risks in providing capital to businesses; amortization of acquired intangible assets and impairment charges; our ability to repay or otherwise comply with the terms of our outstanding debt; our ability to repurchase shares or distribute dividends; volatility of our stock price; and our ability to successfully market our offerings.
More details about these and other risks that may impact our business are included in our Form 10-K for fiscal 2023 and in our other SEC filings. You can locate these reports through our website at http://investors.intuit.com. Second-quarter and full-year fiscal 2024 guidance speaks only as of the date it was publicly issued by Intuit. Other forward-looking statements represent the judgment of the management of Intuit as of the date of this presentation. Except as required by law, we do not undertake any duty to update any forward-looking statement or other information in this presentation.

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TABLE A
INTUIT INC.
GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended
	October 31, 2023	October 31, 2022
Net revenue:
Service	$2,450	$2,155
Product and other	528	442
Total net revenue	2,978	2,597
Costs and expenses:
Cost of revenue:
Cost of service revenue	707	620
Cost of product and other revenue	15	15
Amortization of acquired technology	38	41
Selling and marketing	769	795
Research and development	680	625
General and administrative	342	304
Amortization of other acquired intangible assets	120	121
Total costs and expenses [A]	2,671	2,521
Operating income	307	76
Interest expense	(65)	(49)
Interest and other income, net	22	5
Income before income taxes	264	32
Income tax provision (benefit) [B]	23	(8)
Net income	$241	$40

Basic net income per share	$0.86	$0.14
Shares used in basic per share calculations	280	281

Diluted net income per share	$0.85	$0.14
Shares used in diluted per share calculations	283	284

See accompanying Notes.

INTUIT INC.
NOTES TO TABLE A

[A]The following table summarizes the total share-based compensation expense that we recorded in operating income for the periods shown.

	Three Months Ended
(in millions)	October 31, 2023	October 31, 2022
Cost of revenue	$101	$86
Selling and marketing	123	106
Research and development	161	136
General and administrative	110	94
Total share-based compensation expense	$495	$422

[B]We compute our provision for or benefit from income taxes by applying the estimated annual effective tax rate to income or loss from recurring operations and adding the effects of any discrete income tax items specific to the period.
We recognized excess tax benefits on share-based compensation of $28 million and $7 million in our provision for income taxes for the three months ended October 31, 2023 and 2022, respectively.
Our effective tax rate for the three months ended October 31, 2023 was approximately 9%. Excluding discrete tax items primarily related to share-based compensation, our effective tax rate was approximately 24%. The difference from the federal statutory rate of 21% was primarily due to state income taxes and non-deductible share-based compensation, which were partially offset by the tax benefit we received from the federal research and experimentation credit.
We recorded an $8 million tax benefit on a pretax income of $32 million for the three months ended October 31, 2022. Excluding discrete tax items primarily related to share-based compensation tax benefits including those mentioned above, our effective tax rate was approximately 25%. The difference from the federal statutory rate of 21% was primarily due to state income taxes and non-deductible share-based compensation, which were partially offset by the tax benefit we received from the federal research and experimentation credit.
In the current global tax policy environment, the U.S. and other domestic and foreign governments continue to consider, and in some cases enact, changes in corporate tax laws. As changes occur, we account for finalized legislation in the period of enactment.

TABLE B1
INTUIT INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES
(In millions, except per share amounts)
(Unaudited)

	Fiscal 2024
	Q1	Q2	Q3	Q4	Year to Date
GAAP operating income (loss)	$307	$—	$—	$—	$307
Amortization of acquired technology	38	—	—	—	38
Amortization of other acquired intangible assets	120	—	—	—	120
Professional fees for business combinations	—	—	—	—	—
Share-based compensation expense	495	—	—	—	495
Non-GAAP operating income (loss)	$960	$—	$—	$—	$960

GAAP net income (loss)	$241	$—	$—	$—	$241
Amortization of acquired technology	38	—	—	—	38
Amortization of other acquired intangible assets	120	—	—	—	120
Professional fees for business combinations	—	—	—	—	—
Share-based compensation expense	495	—	—	—	495
Net (gain) loss on debt securities and other investments	1	—	—	—	1
Loss on disposal of a business	1	—	—	—	1
Income tax effects and adjustments [A]	(198)	—	—	—	(198)
Non-GAAP net income (loss)	$698	$—	$—	$—	$698

GAAP diluted net income (loss) per share	$0.85	$—	$—	$—	$0.85
Amortization of acquired technology	0.13	—	—	—	0.13
Amortization of other acquired intangible assets	0.42	—	—	—	0.42
Professional fees for business combinations	—	—	—	—	—
Share-based compensation expense	1.75	—	—	—	1.75
Net (gain) loss on debt securities and other investments	0.01	—	—	—	0.01
Loss on disposal of a business	0.01	—	—	—	0.01
Income tax effects and adjustments [A]	(0.70)	—	—	—	(0.70)
Non-GAAP diluted net income (loss) per share	$2.47	$—	$—	$—	$2.47

Shares used in GAAP diluted per share calculation	283	—	—	—	283

Shares used in non-GAAP diluted per share calculation	283	—	—	—	283
[A]    As discussed in “About Non-GAAP Financial Measures - Income Tax Effects and Adjustments” following Table E, our long-term non-GAAP tax rate eliminates the effects of non-recurring and period-specific items. Income tax adjustments consist primarily of the tax impact of the non-GAAP pre-tax adjustments and tax benefits related to share-based compensation.
See “About Non-GAAP Financial Measures” immediately following Table E for information on these measures, the items excluded from the most directly comparable GAAP measures in arriving at non-GAAP financial measures, and the reasons management uses each measure and excludes the specified amounts in arriving at each non-GAAP financial measure.

TABLE B2
INTUIT INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES
(In millions, except per share amounts)
(Unaudited)

	Fiscal 2023
	Q1	Q2	Q3	Q4	Full Year
GAAP operating income (loss)	$76	$270	$2,778	$17	$3,141
Amortization of acquired technology	41	41	40	41	163
Amortization of other acquired intangible assets	121	121	120	121	483
Professional fees for business combinations	2	1	1	—	4
Share-based compensation expense	422	423	419	448	1,712
Non-GAAP operating income (loss)	$662	$856	$3,358	$627	$5,503

GAAP net income (loss)	$40	$168	$2,087	$89	$2,384
Amortization of acquired technology	41	41	40	41	163
Amortization of other acquired intangible assets	121	121	120	121	483
Professional fees for business combinations	2	1	1	—	4
Share-based compensation expense	422	423	419	448	1,712
Net (gain) loss on debt securities and other investments	—	2	6	1	9
Loss on disposal of a business	—	—	—	8	8
Income tax effects and adjustments [A]	(156)	(136)	(150)	(241)	(683)
Non-GAAP net income (loss)	$470	$620	$2,523	$467	$4,080

GAAP diluted net income (loss) per share	$0.14	$0.60	$7.38	$0.32	$8.42
Amortization of acquired technology	0.14	0.14	0.14	0.14	0.57
Amortization of other acquired intangible assets	0.43	0.43	0.43	0.43	1.71
Professional fees for business combinations	0.01	—	—	—	0.01
Share-based compensation expense	1.49	1.50	1.48	1.58	6.05
Net (gain) loss on debt securities and other investments	—	0.01	0.02	—	0.03
Loss on disposal of a business	—	—	—	0.03	0.03
Income tax effects and adjustments [A]	(0.55)	(0.48)	(0.53)	(0.85)	(2.42)
Non-GAAP diluted net income (loss) per share	$1.66	$2.20	$8.92	$1.65	$14.40

Shares used in GAAP diluted per share calculation	284	282	283	283	283

Shares used in non-GAAP diluted per share calculation	284	282	283	283	283
[A]    As discussed in "About Non-GAAP Financial Measures - Income Tax Effects and Adjustments" following Table E, our long-term non-GAAP tax rate eliminates the effects of non-recurring and period-specific items. Income tax adjustments consist primarily of the tax impact of the non-GAAP pre-tax adjustments and tax benefits related to share-based compensation.
See “About Non-GAAP Financial Measures” immediately following Table E for information on these measures, the items excluded from the most directly comparable GAAP measures in arriving at non-GAAP financial measures, and the reasons management uses each measure and excludes the specified amounts in arriving at each non-GAAP financial measure.

TABLE C
INTUIT INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	October 31, 2023	July 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$1,734	$2,848
Investments	537	814
Accounts receivable, net	372	405
Notes receivable held for investment, net	649	687
Notes receivable held for sale	9	—
Income taxes receivable	17	29
Prepaid expenses and other current assets	388	354
Current assets before funds receivable and amounts held for customers	3,706	5,137
Funds receivable and amounts held for customers	2,525	420
Total current assets	6,231	5,557

Long-term investments	107	105
Property and equipment, net	1,013	969
Operating lease right-of-use assets	457	469
Goodwill	13,776	13,780
Acquired intangible assets, net	6,261	6,419
Long-term deferred income tax assets	214	64
Other assets	429	417
Total assets	$28,488	$27,780

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$630	$638
Accrued compensation and related liabilities	439	665
Deferred revenue	763	921
Income taxes payable	133	698
Other current liabilities	506	448
Current liabilities before funds payable and amounts due to customers	2,471	3,370
Funds payable and amounts due to customers	2,525	420
Total current liabilities	4,996	3,790

Long-term debt	5,879	6,120
Long-term deferred income tax liabilities	3	4
Operating lease liabilities	474	480
Other long-term obligations	144	117
Total liabilities	11,496	10,511

Stockholders’ equity	16,992	17,269
Total liabilities and stockholders’ equity	$28,488	$27,780

TABLE D
INTUIT INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended
	October 31, 2023	October 31, 2022
Cash flows from operating activities:
Net income	$241	$40
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	33	47
Amortization of acquired intangible assets	158	162
Non-cash operating lease cost	22	23
Share-based compensation expense	495	422
Deferred income taxes	(126)	(28)
Other	28	11
Total adjustments	610	637
Originations of loans held for sale	(44)	—
Sale and principal payments of loans held for sale	35	—
Changes in operating assets and liabilities:
Accounts receivable	33	62
Income taxes receivable	12	6
Prepaid expenses and other assets	(33)	(35)
Accounts payable	(5)	(71)
Accrued compensation and related liabilities	(232)	(175)
Deferred revenue	(159)	(111)
Income taxes payable	(565)	(1)
Operating lease liabilities	(20)	(18)
Other liabilities	30	(6)
Total changes in operating assets and liabilities	(939)	(349)
Net cash provided by (used in) operating activities	(97)	328
Cash flows from investing activities:
Purchases of corporate and customer fund investments	(92)	(256)
Sales of corporate and customer fund investments	94	44
Maturities of corporate and customer fund investments	301	90
Purchases of property and equipment	(84)	(77)
Originations and purchases of loans	(377)	(314)
Principal repayments of loans	358	244
Other	10	13
Net cash provided by (used in) investing activities	210	(256)
Cash flows from financing activities:
Proceeds from issuance of long-term debt, net of discount and issuance costs	3,956	—
Repayment of debt	(4,200)	—
Proceeds from borrowings under secured revolving credit facilities	—	70
Proceeds from issuance of stock under employee stock plans	92	60
Payments for employee taxes withheld upon vesting of restricted stock units	(212)	(125)
Cash paid for purchases of treasury stock	(584)	(510)
Dividends and dividend rights paid	(260)	(222)
Net change in funds receivable and funds payable and amounts due to customers	2,040	(186)
Other	17	—

Net cash provided by (used in) financing activities	849	(913)
Effect of exchange rates on cash, cash equivalents, restricted cash, and restricted cash equivalents	(17)	(16)
Net increase (decrease) in cash, cash equivalents, restricted cash, and restricted cash equivalents	945	(857)
Cash, cash equivalents, restricted cash, and restricted cash equivalents at beginning of period	2,852	2,997
Cash, cash equivalents, restricted cash, and restricted cash equivalents at end of period	$3,797	$2,140
Reconciliation of cash, cash equivalents, restricted cash, and restricted cash equivalents reported within the condensed consolidated balance sheets to the total amounts reported on the condensed consolidated statements of cash flows
Cash and cash equivalents	$1,734	$2,125
Restricted cash and restricted cash equivalents included in funds receivable and amounts held for customers	2,063	15
Total cash, cash equivalents, restricted cash, and restricted cash equivalents at end of period	$3,797	$2,140

TABLE E
INTUIT INC.
RECONCILIATION OF FORWARD-LOOKING GUIDANCE FOR NON-GAAP FINANCIAL MEASURES TO PROJECTED GAAP REVENUE, OPERATING INCOME, AND EPS
(In millions, except per share amounts)
(Unaudited)

	Forward-Looking Guidance
	GAAP Range of Estimate				Non-GAAP Range of Estimate
	From	To	Adjmts		From	To
Three Months Ending January 31, 2024
Revenue	$3,362	$3,392	$—		$3,362	$3,392
Operating income	$262	$282	$611	[a]	$873	$893
Diluted net income per share	$0.62	$0.68	$1.63	[b]	$2.25	$2.31

Twelve Months Ending July 31, 2024
Revenue	$15,890	$16,105	$—		$15,890	$16,105
Operating income	$3,615	$3,720	$2,540	[c]	$6,155	$6,260
Diluted net income per share	$9.37	$9.67	$6.80	[d]	$16.17	$16.47
See “About Non-GAAP Financial Measures” immediately following Table E for information on these measures, the items excluded from the most directly comparable GAAP measures in arriving at non-GAAP financial measures, and the reasons management uses each measure and excludes the specified amounts in arriving at each non-GAAP financial measure.
[a]     Reflects estimated adjustments for share-based compensation expense of approximately $454 million; amortization of other acquired intangible assets of approximately $121 million; and amortization of acquired technology of approximately $36 million.
[b]     Reflects estimated adjustments in item [a], income taxes related to these adjustments, and other income tax effects related to the use of the non-GAAP tax rate.
[c]     Reflects estimated adjustments for share-based compensation expense of approximately $1.9 billion; amortization of other acquired intangibles of approximately $482 million; and amortization of acquired technology of approximately $144 million.
[d]    Reflects estimated adjustments in item [c], income taxes related to these adjustments, other income tax effects related to the use of the non-GAAP tax rate.

INTUIT INC.
ABOUT NON-GAAP FINANCIAL MEASURES

The accompanying press release dated November 28, 2023 contains non-GAAP financial measures. Table B1, Table B2, and Table E reconcile the non-GAAP financial measures in that press release to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures include non-GAAP operating income (loss), non-GAAP net income (loss), and non-GAAP net income (loss) per share.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same names, and may differ from non-GAAP financial measures with the same or similar names that are used by other companies.

We compute non-GAAP financial measures using the same consistent method from quarter to quarter and year to year. We may consider whether other significant items that arise in the future should be excluded from our non-GAAP financial measures.

We exclude the following items from all of our non-GAAP financial measures:

•Share-based compensation expense
•Amortization of acquired technology
•Amortization of other acquired intangible assets
•Goodwill and intangible asset impairment charges
•Gains and losses on disposals of businesses and long-lived assets
•Professional fees and transaction costs for business combinations

We also exclude the following items from non-GAAP net income (loss) and diluted net income (loss) per share:

•Gains and losses on debt and equity securities and other investments
•Income tax effects and adjustments
•Discontinued operations

We believe these non-GAAP financial measures provide meaningful supplemental information regarding Intuit’s operating results primarily because they exclude amounts that we do not consider part of ongoing operating results when planning and forecasting and when assessing the performance of the organization, our individual operating segments, or our senior management. Segment managers are not held accountable for share-based compensation expense, amortization, or the other excluded items and, accordingly, we exclude these amounts from our measures of segment performance. We believe our non-GAAP financial measures also facilitate the comparison by management and investors of results for current periods and guidance for future periods with results for past periods.

The following are descriptions of the items we exclude from our non-GAAP financial measures.

Share-based compensation expenses. These consist of non-cash expenses for stock options, restricted stock units, and our Employee Stock Purchase Plan. When considering the impact of equity awards, we place greater emphasis on overall shareholder dilution rather than the accounting charges associated with those awards.

Amortization of acquired technology and amortization of other acquired intangible assets. When we acquire a business in a business combination, we are required by GAAP to record the fair values of the intangible assets of the business and amortize them over their useful lives. Amortization of acquired technology in cost of revenue includes amortization of software and other technology assets of acquired businesses. Amortization of other acquired intangible assets in operating expenses includes amortization of assets such as customer lists, covenants not to compete, and trade names.

Goodwill and intangible asset impairment charges. We exclude from our non-GAAP financial measures non-cash charges to adjust the carrying values of goodwill and other acquired intangible assets to their estimated fair values.

Gains and losses on disposals of businesses and long-lived assets. We exclude from our non-GAAP financial measures gains and losses on disposals of businesses and long-lived assets because they are unrelated to our ongoing business operating results.

Professional fees and transaction costs for business combinations. We exclude from our non-GAAP financial measures the professional fees we incur to complete business combinations. These include investment banking, legal, and accounting fees.

Gains and losses on debt securities and other investments. We exclude from our non-GAAP financial measures credit losses on available-for-sale debt securities and gains and losses on other investments.

Income tax effects and adjustments. We use a long-term non-GAAP tax rate for evaluating operating results and for planning, forecasting, and analyzing future periods. This long-term non-GAAP tax rate excludes the income tax effects of the non-GAAP pre-tax adjustments described above, and eliminates the effects of non-recurring and period specific items which can vary in size and frequency. Based on our current long-term projections, we are using a long-term non-GAAP tax rate of 24% for fiscal 2023 and fiscal 2024. This long-term non-GAAP tax rate could be subject to change for various reasons including significant acquisitions, changes in our geographic earnings mix or fundamental tax law changes in major jurisdictions in which we operate. We will evaluate this long-term non-GAAP tax rate on an annual basis and whenever any significant events occur which may materially affect this rate.

Operating results and gains and losses on the sale of discontinued operations. From time to time, we sell or otherwise dispose of selected operations as we adjust our portfolio of businesses to meet our strategic goals. In accordance with GAAP, we segregate the operating results of discontinued operations as well as gains and losses on the sale of these discontinued operations from continuing operations on our GAAP statements of operations but continue to include them in GAAP net income or loss and net income or loss per share. We exclude these amounts from our non-GAAP financial measures.

The reconciliations of the forward-looking non-GAAP financial measure to the most directly comparable GAAP financial measures in Table E include all information reasonably available to Intuit at the date of this press release. These tables include adjustments that we can reasonably predict. Events that could cause the reconciliation to change include acquisitions and divestitures of businesses, goodwill and other asset impairments, sales of available-for-sale debt securities and other investments, and disposals of business and long-lived assets.